UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2018 (January 3, 2018)

ARTEMIS THERAPEUTICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)
000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454
(Registrant’s Telephone Number, Including Area Code)

 n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, Artemis Therapeutics, Inc. (the “Company”) and Brian M. Culley, the Company’s Chief Executive Officer, entered into a amendment to Mr. Culley’s current employment agreement (the “Culley Employment Amendment”). Pursuant to the Culley Employment Amendment, the date by which Mr. Culley would be entitled to an increase in his annual base salary, from $150,000 to $300,000 in the event the Company receives a capital investment in an aggregate amount that exceeds $2 million, was extended from December 31, 2017 to March 31, 2018.

The description of the Culley Employment Amendment is qualified in its entirety by reference to the complete text of the Culley Employment Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.          Financial Statements and Exhibits

(d)          Exhibits

10.1	First Amendment to Employment Agreement, dated January 3, 2018, between Brian M. Culley and Artemis Therapeutics, Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS THERAPEUTICS, INC.
Dated: January 5, 2018
	By:	/s/ Brian M. Culley
Name: Brian M. Culley
Title: Chief Executive Officer